                                                                   Exhibit 10.47














                      AMENDED AND RESTATED CREDIT AGREEMENT
                          dated as of October 24, 2002

                                     Between

                              BANK OF AMERICA, N.A.
                                  as the Lender

                                       and

                           MEADE INSTRUMENTS CORP. AND
                          SIMMONS OUTDOOR CORPORATION,

     together with all other entities who are or may become Borrowers under this Agreement as the Borrowers

                                TABLE OF CONTENTS


ARTICLE 1
LOANS AND LETTERS OF CREDIT....................................................1

   1.1   TOTAL FACILITY........................................................1
   1.2   REVOLVING LOANS.......................................................1
   1.3   TERM LOAN.............................................................3
   1.4   LETTERS OF CREDIT.....................................................3
   1.5   BANK PRODUCTS.........................................................6

ARTICLE 2
INTEREST AND FEES..............................................................7

   2.1   INTEREST..............................................................7
   2.2   CONTINUATION AND CONVERSION ELECTIONS.................................7
   2.3   MAXIMUM INTEREST RATE.................................................8
   2.4   CLOSING FEE...........................................................9
   2.5   UNUSED LINE FEE.......................................................9
   2.6   LETTER OF CREDIT FEE..................................................9

ARTICLE 3
PAYMENTS AND PREPAYMENTS.......................................................9

   3.1   REVOLVING LOANS.......................................................9
   3.2   TERMINATION OF FACILITY...............................................9
   3.3   REPAYMENT OF THE TERM LOAN...........................................10
   3.4   PREPAYMENTS OF THE TERM LOAN.........................................10
   3.5   LIBOR RATE LOAN PREPAYMENTS..........................................10
   3.6   PAYMENTS BY THE BORROWERS............................................10
   3.7   PAYMENTS AS REVOLVING LOANS..........................................10
   3.8   APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS..................11
   3.9   INDEMNITY FOR RETURNED PAYMENTS......................................11
   3.10  LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS.......................11

ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY........................................12

   4.1   TAXES................................................................12
   4.2   ILLEGALITY...........................................................13
   4.3   INCREASED COSTS AND REDUCTION OF RETURN..............................13
   4.4   FUNDING LOSSES.......................................................13
   4.5   INABILITY TO DETERMINE RATES.........................................14
   4.6   CERTIFICATES OF LENDER...............................................14
   4.7   SURVIVAL.............................................................14

ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.............................14

   5.1   BOOKS AND RECORDS....................................................14
   5.2   FINANCIAL INFORMATION................................................15
   5.3   NOTICES TO THE LENDER................................................17

ARTICLE 6
GENERAL WARRANTIES AND REPRESENTATIONS........................................19

   6.1   AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND
         THE LOAN DOCUMENTS...................................................19
   6.2   VALIDITY AND PRIORITY OF SECURITY INTEREST...........................19
   6.3   ORGANIZATION AND QUALIFICATION.......................................19
   6.4   CORPORATE NAME; PRIOR TRANSACTIONS...................................19
   6.5   SUBSIDIARIES.........................................................20

   6.6   FINANCIAL STATEMENTS AND PROJECTIONS.................................20
   6.7   CAPITALIZATION.......................................................20
   6.8   SOLVENCY.............................................................20
   6.9   DEBT.................................................................20
   6.10  DISTRIBUTIONS........................................................20
   6.11  REAL ESTATE; LEASES..................................................20
   6.12  PROPRIETARY RIGHTS...................................................21
   6.13  TRADE NAMES..........................................................21
   6.14  LITIGATION...........................................................21
   6.15  LABOR DISPUTES.......................................................21
   6.16  ENVIRONMENTAL LAWS...................................................21
   6.17  NO VIOLATION OF LAW..................................................23
   6.18  NO DEFAULT...........................................................23
   6.19  ERISA COMPLIANCE.....................................................23
   6.20  TAXES................................................................23
   6.21  REGULATED ENTITIES...................................................23
   6.22  USE OF PROCEEDS; MARGIN REGULATIONS..................................24
   6.23  COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC....................24
   6.24  NO MATERIAL ADVERSE CHANGE...........................................24
   6.25  FULL DISCLOSURE......................................................24
   6.26  BANK ACCOUNTS........................................................24
   6.27  GOVERNMENTAL AUTHORIZATION...........................................24
   6.28  BANK AS PRINCIPAL DEPOSITORY.........................................25
   6.29  MIFS.................................................................25

ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS............................................25

   7.1   TAXES AND OTHER OBLIGATIONS..........................................25
   7.2   LEGAL EXISTENCE AND GOOD STANDING....................................25
   7.3   COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES..........25
   7.4   MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY......................25
   7.5   INSURANCE............................................................26
   7.6   INSURANCE AND CONDEMNATION PROCEEDS..................................26
   7.7   ENVIRONMENTAL LAWS...................................................27
   7.8   COMPLIANCE WITH ERISA................................................28
   7.9   MERGERS, CONSOLIDATIONS OR SALES.....................................28
   7.10  DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS................28
   7.11  TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS.....................29
   7.12  GUARANTIES...........................................................29
   7.13  DEBT.................................................................29
   7.14  PREPAYMENT...........................................................29
   7.15  TRANSACTIONS WITH AFFILIATES.........................................29
   7.16  INVESTMENT BANKING AND FINDER'S FEES.................................30
   7.17  BUSINESS CONDUCTED...................................................30
   7.18  LIENS................................................................30
   7.19  SALE AND LEASEBACK TRANSACTIONS......................................30
   7.20  NEW SUBSIDIARIES.....................................................30
   7.21  FISCAL YEAR..........................................................30
   7.22  FIXED CHARGE COVERAGE RATIO..........................................30
   7.23  ADJUSTED TANGIBLE NET WORTH..........................................31
   7.24  US EBITDA............................................................31
   7.25  WORKING CAPITAL ADJUSTMENT AVAILABILITY..............................32
   7.26  USE OF PROCEEDS......................................................32
   7.27  INTEREST RATE PROTECTION.............................................32
   7.28  FURTHER ASSURANCES...................................................32

ARTICLE 8
CONDITIONS OF LENDING.........................................................32

   8.1   CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE AMENDMENT DATE........32
   8.2   CONDITIONS PRECEDENT TO EACH LOAN....................................34

ARTICLE 9
DEFAULT; REMEDIES.............................................................35

   9.1   EVENTS OF DEFAULT....................................................35
   9.2   REMEDIES.............................................................37

ARTICLE 10
TERM AND TERMINATION..........................................................38

   10.1  TERM AND TERMINATION.................................................38

ARTICLE 11
AMENDMENTS; WAIVERS; PARTICIPATIONS...........................................39

   11.1  AMENDMENTS AND WAIVERS...............................................39
   11.2  PARTICIPATIONS.......................................................39

ARTICLE 12
MISCELLANEOUS.................................................................40

   12.1  NO WAIVERS; CUMULATIVE REMEDIES......................................40
   12.2  SEVERABILITY.........................................................40
   12.3  GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS...................40
   12.4  WAIVER OF JURY TRIAL.................................................41
   12.5  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................42
   12.6  OTHER SECURITY AND GUARANTIES........................................42
   12.7  FEES AND EXPENSES....................................................42
   12.8  NOTICES..............................................................43
   12.9  WAIVER OF NOTICES....................................................44
   12.10 BINDING EFFECT.......................................................44
   12.11 INDEMNITY OF THE LENDER BY THE BORROWERS.............................44
   12.12 LIMITATION OF LIABILITY..............................................44
   12.13 FINAL AGREEMENT......................................................45
   12.14 COUNTERPARTS.........................................................45
   12.15 CAPTIONS.............................................................45
   12.16 RIGHT OF SETOFF......................................................45
   12.17 CONFIDENTIALITY......................................................45
   12.18 JOINT AND SEVERAL LIABILITY..........................................46
   12.19 CONTRIBUTION AND INDEMNIFICATION AMONG THE BORROWERS.................47
   12.20 AGENCY OF MEADE FOR EACH OTHER BORROWER..............................47
   12.21 AMENDMENT AND RESTATEMENT; WAIVERS OF CLAIMS.........................47
   12.22 CONFLICTS WITH OTHER LOAN DOCUMENTS..................................48

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of October 24, 2002 (this "Agreement"), between Bank of America, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101 (the "Lender"), Meade Instruments Corp., a Delaware corporation, Simmons Outdoor Corporation, a Delaware corporation, together with all other entities who are or may become Borrowers under this Agreement (such entities being referred to hereinafter each individually as a "Borrower" and collectively as the "Borrowers").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Meade and the Lender entered into that certain Credit Agreement dated as of September 24, 2001 (as amended from time to time, the "Original Credit Agreement");

         WHEREAS, the Borrowers and the Lender have agreed to enter into this Agreement which restates in its entirety the Original Credit Agreement but does not constitute a novation of the indebtedness described therein;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and

         WHEREAS, the Lender has agreed to continue to make available to the Borrowers a revolving credit facility and a term loan upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Borrowers hereby agree as follows:

                                    ARTICLE 1
                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

         1.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lender agrees to make available a total credit facility of up to $35,645,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loan described herein.

         1.2 REVOLVING LOANS.

                  a. AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 8, the Lender agrees, upon Meade's request from time to time on any Business Day during the period from the Amendment Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed Availability. The Lender, however, in its discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lender may refuse to make or may otherwise restrict the making of Revolving Loans as the Lender determines until such excess has been eliminated.

         b. PROCEDURE FOR BORROWING.

                           (1) Each Borrowing shall be made upon Meade's
irrevocable written notice delivered to the Lender in the form of a notice of borrowing ("Notice of Borrowing") substantially in the form of EXHIBIT C, which must be received by the Lender prior to (i) 12:00 noon (Pasadena, California time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Pasadena, California time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (A) the amount of the Borrowing, which in
the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount);

                                    (B) the requested Funding Date, which must
be a Business Day;

                                    (C) whether the Revolving Loans requested
are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                                    (D) the duration of the Interest Period for
LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month).

                           (2) In lieu of delivering a Notice of Borrowing,
Meade may give the Lender telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Lender at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                           (3) The Borrowers shall have no right to request a
LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                           (4) Notwithstanding any term of this Agreement to the
contrary, the Borrowers agree that while Pricing Level V (as used in the definition of Applicable Margin) is in effect, the Borrowers may not request any new LIBOR Rate Loans. While Pricing Level V is in effect, any existing LIBOR Rate Loan will be converted into a Base Rate Loan upon conclusion of the Interest Period applicable to such LIBOR Rate Loan.

                  c. RELIANCE UPON AUTHORITY. Prior to the Amendment Date, Meade shall deliver to the Lender, a notice setting forth the account of each Borrower ("Designated Accounts") to which the Lender is authorized to transfer the proceeds of the Revolving Loans requested hereunder. Meade may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Lender. The Lender is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to any Designated Account. The Lender has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on their behalf.

                  d. NO LIABILITY. The Lender shall not incur any liability to any Borrower as a result of acting upon any notice referred to in SECTIONS 1.2(b) and (c), which the Lender believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of all Borrowers to repay such Revolving Loans as provided herein.

                  e. NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  f. MAKING OF REVOLVING LOANS. Promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Lender shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the account designated by the Borrowers; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

         1.3 TERM LOAN.

                  a. AMOUNT OF TERM LOAN. The Lender has made a term loan (a "Term Loan") to Meade on the Closing Date in an amount equal to $2,100,000. As of the Amendment Date, there is an outstanding principal balance under the Term Loan of $1,645,000.

                  b. TERM LOAN NOTE. The Borrowers shall execute and deliver to the Lender, on the Amendment Date, an amended and restated term loan note, substantially in the form of EXHIBIT A attached hereto and made a part hereof (such promissory note being hereinafter referred to as the "Term Loan Note"). The Term Loan Note shall evidence the Lender's Term Loan, in an outstanding principal amount equal to $1,645,000. The Term Loan Note shall be dated the Amendment Date and shall amortize in thirty-six (36) installments. Each of the first thirty-five (35) installments of principal shall be in an amount equal to $35,000 and shall be payable on the first day of each month, commencing on November 1, 2002 and ending on September 1, 2005. The final installment of principal shall be in the amount of $420,000 or otherwise in an amount equal to the then remaining principal balance of the Term Loan, and shall be payable on the Stated Termination Date. Each such installment shall be payable to the Lender. The Term Loan shall be payable in full on the Termination Date. Payments or prepayments of the Term Loan may not be reborrowed.

         1.4 LETTERS OF CREDIT.

                  a. AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, the Lender agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or
(ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Lender, which issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement. In the event the Letter of Credit Issuer is not the Bank, the Letter of Credit Issuer is subject to approval by the Borrowers which approval shall not be unreasonably withheld.

                  b. AMOUNTS; OUTSIDE EXPIRATION DATE. The Lender shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit.

                  c. OTHER CONDITIONS. In addition to conditions precedent contained in ARTICLE 8, the obligation of the Lender to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Lender:

                           (1) The requesting Borrower shall have delivered to
the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Lender and the Letter of Credit Issuer; and

                           (2) As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  d. ISSUANCE OF LETTERS OF CREDIT.

                           (1) REQUEST FOR ISSUANCE. Each Borrower must notify
the Lender of a requested Letter of Credit by such Borrower at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The requesting Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (2) RESPONSIBILITIES OF THE LENDER; ISSUANCE. As of
the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Lender shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed Availability, the Lender shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (3) NO EXTENSIONS OR AMENDMENT. The Lender shall not
be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the extension or amendment has been approved by the Lender.

                  e. PAYMENTS PURSUANT TO LETTERS OF CREDIT. Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Lender upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Lender for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  f. INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                           (1) INDEMNIFICATION. In addition to amounts payable
as elsewhere provided in this SECTION 1.4, each Borrower agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender (other than in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. Each Borrower's obligations under this Section shall survive payment of all other Obligations.

                           (2) ASSUMPTION OF RISK BY THE BORROWERS. As between
the Borrowers and the Lender (other than in its capacity as Letter of Credit Issuer), each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender (other than in its capacity as Letter of Credit Issuer) shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lender, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or de FACTO Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this SECTION 1.4(f).

                           (3) EXONERATION. Without limiting the foregoing, no
action or omission whatsoever by the Lender (excluding the Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

                           (4) RIGHTS AGAINST LETTER OF CREDIT ISSUER. Nothing
contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which shall be governed by the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

                           (5) ACCOUNT PARTY. Each Borrower hereby authorizes
and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  g. SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of SECTION 1.4(b) and SECTION 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Lender, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments to be made by the Lender under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Lender as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.5 BANK PRODUCTS. Any Borrower may request and the Lender may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although no Borrower is required to do so. If Bank Products are provided by an Affiliate of the Bank, each Borrower agrees to indemnify and hold the Lender and the Bank harmless from any and all costs and obligations now or hereafter incurred by the Bank or the Lender which arise from any indemnity given by the Lender to its Affiliates related to such Bank Products; PROVIDED, HOWEVER, nothing contained herein is intended to limit any Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and
(b) is subject to all rules and regulations of the Bank or the Bank's
Affiliates.

                                    ARTICLE 2
                                INTEREST AND FEES
                                -----------------

         2.1 INTEREST.

                  a. INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate PLUS the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Lender a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Lender in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (1) For all Base Rate Revolving Loans, Base Rate Term
Loans, and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate PLUS the Applicable Margin;

                           (2) For all LIBOR Revolving Loans at a per annum rate
equal to the LIBOR Rate PLUS the Applicable Margin.

                           (3) For all LIBOR Term Loans at a per annum rate
equal to the LIBOR Rate PLUS the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Lender interest accrued on all Base Rate Loans and on all LIBOR Rate Loans in arrears on the first day of each month hereafter and on the Termination Date.

                  b. DEFAULT RATE. If an Event of Default occurs and is continuing and the Lender in its discretion so elects, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         2.2 CONTINUATION AND CONVERSION ELECTIONS.

                  a. Meade may:

                           (1) elect, as of any Business Day, in the case of
Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess; or

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; PROVIDED FURTHER that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  b. Meade shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") substantially in the form of EXHIBIT D to the Lender not later than 12:00 noon (Pasadena, California time) at least three
(3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (1) the proposed Continuation/Conversion Date;

                           (2) the aggregate amount of Loans to be converted or
renewed;

                           (3) the type of Loans resulting from the proposed
conversion or continuation; and

                           (4) the duration of the requested Interest Period,
provided, HOWEVER, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                  c. If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, Meade has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, Meade shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  d. There may not be more than five (5) different LIBOR Rate Loans in effect hereunder at any time.

         2.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lender under applicable law with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

         2.4 CLOSING FEE. The Borrowers agree to pay the Lender on the Amendment Date a closing fee (the "Closing Fee") in the amount of $100,000.

         2.5 UNUSED LINE FEE. On the first day of each month after the Amendment Date and on the Termination Date the Borrowers agree to pay to the Lender an unused line fee (the "Unused Line Fee") equal to one-half of one percent (0.5%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month after the Amendment Date or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Lender shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this SECTION 2.5.

         2.6 LETTER OF CREDIT FEE. The Borrowers agree to pay to the Lender for each Letter of Credit a fee (the "Letter of Credit Fee") equal to three and one-quarter of one percent (3.25%) per annum times the undrawn face amount of such Letter of Credit and to the Letter of Credit Issuer all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, opening of, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                    ARTICLE 3
                            PAYMENTS AND PREPAYMENTS
                            ------------------------

         3.1 REVOLVING LOANS. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Lender the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

         3.2 TERMINATION OF FACILITY. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Lender, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit,
(b) the prepayment in full of the Term Loan, together with accrued and unpaid interest thereon, (c) the payment of the early termination fee set forth below,
(d) the payment in full in cash of all reimbursable expenses and other Obligations, and (e) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under SECTION 4.4, if any. In addition, the Borrowers may prepay the Term Loan in whole or in part in accordance with SECTION 3.4; PROVIDED each such prepayment is accompanied by accrued and unpaid interest on the portion of the Term Loan prepaid. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to SECTION 9.2, the Borrowers shall pay to the Lender an early termination fee determined in accordance with the following table:

    PERIOD DURING WHICH EARLY TERMINATION OCCURS         EARLY TERMINATION FEE
-----------------------------------------------------  -------------------------

On or prior to the first Anniversary Date               2% of the Total Facility

After the first Anniversary Date but on or prior        1% of the Total Facility
to the second Anniversary Date

         Notwithstanding the foregoing, no Early Termination Fee shall be payable in the event all Loans are paid in full and all other Obligations are satisfied in full after the first Anniversary Date with debt or equity arranged, or exclusively provided, by the Bank.

         3.3 REPAYMENT OF THE TERM LOAN. The Borrowers agree to repay the principal of the Term Loan to the Lender as set forth in SECTION 1.3.

         3.4 PREPAYMENTS OF THE TERM LOAN. The Borrowers may prepay the principal of the Term Loan in whole or in part, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Lender. All voluntary prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan to the date of prepayment. Any voluntary prepayment of less than all of the outstanding principal of the Term Loan shall be applied to the installments of principal of the Term Loan in the inverse order of maturity. Amounts prepaid in respect of the Term Loan may not be reborrowed.

         3.5 LIBOR RATE LOAN PREPAYMENTS. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lender the amounts described in SECTION 4.4.

         3.6 PAYMENTS BY THE BORROWERS.

                  a. All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Lender, at the account designated by the Lender and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Pasadena, California time) on the date specified herein. Any payment received by the Lender after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                  b. Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.7 PAYMENTS AS REVOLVING LOANS. At the election of the Lender, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Lender to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans.

         3.8 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments and payments of the fees shall be payable solely to the Lender (except for fees payable to the Letter of Credit Issuer if different than the Lender). All payments shall be remitted to the Lender and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Lender, shall be applied subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities or expense reimbursements then due to the Lender from the Borrowers; SECOND, to pay interest due in respect of all Loans; THIRD, to pay or prepay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; FOURTH, to pay or prepay principal of the Term Loan then due; FIFTH, to pay an amount to Lender equal to all outstanding Letter of Credit Obligations then due to be held as cash collateral for such Obligations; and SIXTH, to the payment of any other Obligation including any amounts relating to Bank Products due to the Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, the Lender shall not apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with SECTION 4.4. Upon the occurrence and continuation of an Event of Default, the Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.9 INDEMNITY FOR RETURNED PAYMENTS. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender and the Borrowers shall be liable to pay to the Lender, and hereby does indemnify the Lender and hold the Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this
SECTION 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 3.9 shall survive the termination of this Agreement.

         3.10 LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Lender shall record the principal amount of the Loans owing to the Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, the Lender may note the date and amount of each payment or prepayment of principal of the Loans in its books and records. Failure by the Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to Meade a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 3.8 and corrections of errors discovered by the Lender), unless Meade notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Meade, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                    ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         4.1 TAXES.

                  a. Any and all payments by the Borrowers to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  b. The Borrowers agree to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                  c. If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lender, then:

                           (1) the sum payable shall be increased as necessary
so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (2) the Borrowers shall make such deductions and
withholdings;

                           (3) the Borrowers shall pay the full amount deducted
or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (4) the Borrowers shall also pay to the Lender, at
the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  d. At the Lender's request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

                  e. If the Borrowers are required to pay additional amounts to the Lender pursuant to SUBSECTION (c) of this Section, then the Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of the Lender is not otherwise disadvantageous to the Lender.

         4.2 ILLEGALITY.

                  a. If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, in each case after the date hereof, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to Meade any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies Meade that the circumstances giving rise to such determination no longer exist.

                  b. If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under
SECTION 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the Lender, in the amount of such repayment, a Base Rate Loan.

         4.3 INCREASED COSTS AND REDUCTION OF RETURN.

                  a. If the Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the date hereof, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand, pay to the Lender additional amounts as are sufficient to compensate such Lender for such increased costs.

                  b. If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, in each case after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration its policies with respect to capital adequacy and the Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of the Lender to Meade, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts reasonably sufficient to compensate the Lender for such increase.

         4.4 FUNDING LOSSES. The Borrowers shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  a. the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  b. the failure of the Borrowers to borrow, continue or convert a Loan after Meade has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                  c. the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

         4.5 INABILITY TO DETERMINE RATES. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify Meade. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, Meade may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If Meade does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by Meade, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         4.6 CERTIFICATES OF LENDER. If the Lender claims reimbursement or compensation under this ARTICLE 4, it shall determine the amount thereof and shall deliver to Meade a certificate setting forth in reasonable detail the amount payable to the Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7 SURVIVAL. The agreements and obligations of the Borrowers in this
ARTICLE 4 shall survive the payment of all other Obligations.

                                    ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
                -------------------------------------------------

         5.1 BOOKS AND RECORDS. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a). The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral which are specified in writing by Lender.

         5.2 FINANCIAL INFORMATION. Meade shall promptly furnish to the Lender all such financial information as the Lender shall reasonably request. Without limiting the foregoing, Meade and each Borrower will furnish to the Lender in such detail as the Lender shall request, the following:

                  a. As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for Meade and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Meade and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by Meade and reasonably satisfactory to the Lender. Meade, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Lender, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Lender.

                  b. As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, consolidated and consolidating unaudited balance sheets of Meade and its consolidated Subsidiaries as at the end of such fiscal quarter, and consolidated and consolidating unaudited income statements and cash flow statements for Meade and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Meade and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrower's budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a). Meade shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers' financial position as at the dates thereof and the Borrowers' results of operations for the periods then ended, subject to audit and normal year-end adjustments.

                  c. As soon as available, but in any event not later than thirty (30) days after the end of each month, OTHER THAN after the end of each fiscal quarter, consolidated and consolidating unaudited balance sheets of Meade and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited income statements and cash flow statements for Meade and its consolidated Subsidiaries for such month, all in reasonable detail, fairly presenting the financial position and results of operations of Meade and its consolidated Subsidiaries as at the date thereof and prepared in accordance with GAAP (other than cash flow statements) applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a), provided, however, the monthly cash flow statements shall be prepared based on the Borrowers' United States operations only. Meade shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (other than cash flow statements) and present fairly the Borrowers' financial position as at the dates thereof and its results of operations for the periods then ended, subject to audit and normal quarterly and year-end adjustments.

                  d. With each of the audited Financial Statements delivered pursuant to SECTION 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that, in connection with their audit, nothing came to their attention that caused them to believe that any Borrower failed to comply with terms, covenants, provisions or conditions of SECTIONS 7.22 through 7.25 of this Agreement, insofar as they related to accounting matters, except for those, if any, described in reasonable detail in such certificate.

                  e. With each of the annual audited Financial Statements delivered pursuant to SECTION 5.2(a), and within forty-five (45) days after the end of each fiscal quarter, a certificate of a Responsible Officer of Meade setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in SECTIONS 7.22 through 7.25 during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each month, a certificate of a Responsible Officer of Meade stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  f. No sooner than sixty (60) days and not less than thirty
(30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for Meade and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                  g. Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Meade or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent by Meade or any of its Subsidiaries to the holders of any equity interests of Meade or any such Subsidiary or of any Debt of Meade or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  h. As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all management reports and management letters prepared for any Borrower by any independent certified public accountants of the Borrowers.

                  i. Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Borrower makes available to its shareholders.

                  j. If requested by the Lender, promptly after filing with the IRS, a copy of each tax return filed by Meade or by any of its Subsidiaries.

                  k. On or before Wednesday of each week for the prior week, a weekly Borrowing Base Certificate supporting information in accordance with
Section 9 of the Security Agreement; PROVIDED, however, that if the Aggregate Revolver Outstandings are zero, the Borrowing Base Certificate may be provided within two (2) Business Days after the end of each month; PROVIDED FURTHER, however, that if the Borrowing Base Certificate is delivered on a monthly basis, no Borrowings will be permitted until a current Borrowing Base Certificate as of the immediately preceding week is provided by Meade. With the delivery of each Borrowing Base Certificate required by this SECTION 5.2(k), the Borrowers will provide separate backup reports reflecting each Borrower's borrowing base.

                  l. Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any of their Subsidiaries.

         5.3 NOTICES TO THE LENDER. Each Borrower shall notify the Lender in writing of the following matters at the following times:

                  a. Immediately after becoming aware of any Default or Event of Default;

                  b. Immediately after becoming aware of the assertion by the holder of any Debt of the Borrower or Subsidiary in a face amount in excess of $250,000 that a default exists with respect thereto or that the Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  c. Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                  d. Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  e. Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  f. Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                  g. Immediately after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrower or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith which noncompliance could reasonably be expected to have a Material Adverse Effect;

                  h. Immediately after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $250,000;

                  i. Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any of its Subsidiaries;

                  j. Any change in the Borrower's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  k. Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) (other than a prohibited transaction for which a statutory or administrative exemption exists) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  l. Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrower or any ERISA Affiliate;

                  m. Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  n. Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's annual costs with respect thereto by an amount in excess of $250,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

                  o. Within three (3) Business Days after the Borrower or any ERISA Affiliate knows that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under
Section 4042 of ERISA to terminate a Multi-employer Plan.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

         EACH Borrower warrants and represents to the Lender that except as hereafter disclosed to and accepted by the Lender in writing:

         6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Each Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Lender Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Loan Party, and constitute the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies and/or defenses as a matter of judicial discretion. Each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not (except to the extent it would not breach SECTIONS 6.17 and 6.18 of this Agreement) conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Loan Party, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which a Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to a Loan Party, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of a Loan Party.

         6.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in CLAUSES (a), (c), (d) (h),
(i) and (j) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower and all third parties, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies and/or defenses as a matter of judicial discretion.

         6.3 ORGANIZATION AND QUALIFICATION. The Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of Delaware, (b) is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

         6.4 CORPORATE NAME; PRIOR TRANSACTIONS. Except as set forth on SCHEDULE 6.4, the Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         6.5 SUBSIDIARIES. SCHEDULE 6.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries as of the Amendment Date. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on SCHEDULE 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all corporate power and authority to conduct its business and own its property.

         6.6 FINANCIAL STATEMENTS AND PROJECTIONS.

                  a. Meade has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for Meade and its consolidated Subsidiaries as of February 28, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, PricewaterhouseCoopers. Meade has also delivered to the Lender the unaudited balance sheet and related statements of income and cash flows for Meade and its consolidated Subsidiaries as of August 31, 2002. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of Meade and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  b. The Latest Projections have been prepared on the basis of good faith estimates and the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender, it being recognized that projections as to future events are not to be reviewed as facts and actual results may differ from the Latest Projections.

         6.7 CAPITALIZATION. SCHEDULE 6.7 accurately reflect the Borrower's current capital structure.

         6.8 SOLVENCY. The Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Amendment Date and the issuance of the Letters of Credit to be issued on the Amendment Date.

         6.9 DEBT. After giving effect to the making of the Term Loan and the Revolving Loans to be made on the Amendment Date, the Loan Parties have no Debt, except (a) the Obligations, and (b) Debt described on SCHEDULE 6.9.

         6.10 DISTRIBUTIONS. Since May 31, 2001, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries, other than to the Borrower or to a Subsidiary of the Borrower.

         6.11 REAL ESTATE; LEASES. SCHEDULE 6.11 sets forth, as of the Amendment Date, a correct and complete list of all Real Estate owned by the Borrower and all Real Estate owned by any Loan Party, all leases and subleases of real property held by the Borrower or a Loan Party as lessee or sublessee, and all leases and subleases of real property held by the Borrower as a Loan Party as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect. The Loan Parties have good and marketable title in fee simple to the Real Estate identified on
SCHEDULE 6.11 as owned by the Loan Parties or valid leasehold interests in all Real Estate designated therein as "leased" by the Loan Parties and the Loan Parties have good title to all of its other property reflected on the Financial Statements most recently delivered to the Lender, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         6.12 PROPRIETARY RIGHTS. SCHEDULE 6.12 sets forth, as of the Amendment Date, a correct and complete list of all of the Loan Parties' Proprietary Rights. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 6.12. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's proprietary rights, and no other Person's proprietary rights infringe on or conflict with the Proprietary Rights as of the Amendment Date. The Proprietary Rights described on SCHEDULE 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business in all material respects.

         6.13 TRADE NAMES. All trade names under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 6.13.

         6.14 LITIGATION. Except as set forth on SCHEDULE 6.14, there is no pending, or to the best of the Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.15 LABOR DISPUTES. As of the Amendment Date, except as set forth on
SCHEDULE 6.15, (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

         6.16 ENVIRONMENTAL LAWS.

                  a. The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither the Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor, to the best knowledge of Borrower, its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting
(i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  b. The Borrower and its Subsidiaries have obtained all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

                  c. Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste in any material respects.

                  d. As of the Amendment Date, neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  e. As of the Amendment Date, to the best of the Borrower's knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  f. Except as set forth on SCHEDULE 6.16, there is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Real
Estate:

                           (1) any underground storage tanks or surface
impoundments,

                           (2) any asbestos-containing material, or

                           (3) any polychlorinated biphenyls (PCBs) used in
hydraulic oils, electrical transformers or other equipment.

                  g. As of the Amendment Date, neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  h. Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  i. None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

                  j. No Environmental Lien has attached to the Real Estate.

                  k. After the Amendment Date, neither the Borrower nor any of its Subsidiaries (i) has received any summons, complaint, order, or similar written notice indicating that it is not in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Law or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant which could reasonably be expected to cause a Material Adverse Effect, (ii) has filed a notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Containment into the environment which would reasonably be expected to cause a Material Adverse Effect, or (iii) is subject to any investment by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release, a threatened Release of a Contaminant, which would reasonably be expected to cause a Material Adverse Effect.

         6.17 NO VIOLATION OF LAW. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19 ERISA COMPLIANCE.

                  a. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  b. There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  c. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, excepting, in each of clauses (i) through (v) of this paragraph (c), any event or occurrence which could not reasonably be expected to have a Material Adverse Effect.

         6.20 TAXES. The Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         6.21 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for general corporate purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. As of the Amendment Date and in all material respects thereafter, the Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. As of the Amendment Date and in all material respects thereafter, to the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as set forth on SCHEDULE 6.14, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in any case, could reasonably be expected to have a Material Adverse Effect.

         6.24 NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lender.

         6.25 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lender prior to the Amendment Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.26 BANK ACCOUNTS. SCHEDULE 6.26 contains as of the Amendment Date a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

         6.27 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document, except in connection with the perfection of security interests in the Collateral and notices and other actions required under applicable law in connection with the Lender's enforcement of remedies.

         6.28 BANK AS PRINCIPAL DEPOSITORY. The Borrower shall maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

         6.29 MIFS. The Borrowers represent and warrant that MIFS has no assets, operates as a foreign sales corporation, and will be liquidated as soon as reasonably possible after the Amendment Date.

                                    ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

         EACH Borrower covenants to the Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         7.1 TAXES AND OTHER OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, so long as the Borrower has notified the Lender in writing with respect to taxes, fees, assessments or governmental charges in excess of $250,000, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 LEGAL EXISTENCE AND GOOD STANDING. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         7.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Amendment Date. The Borrower shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lender.

         7.4 MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

                  a. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                  b. The Borrower shall permit representatives and independent contractors of the Lender (at the expense of the Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (provided that the Borrower shall have the right to be present), at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, however, when an Event of Default exists, the Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         7.5 INSURANCE.

                  a. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Lender, in its discretion, shall specify, in amounts, and under policies acceptable to the Lender. The Borrower shall maintain flood insurance for its Inventory and Equipment which is, at any time, located in a Special Flood Hazard Area. By signing this Agreement, the Lender acknowledges that the insurance policies maintained by the Borrower on the Amendment Date satisfies the requirement of this SECTION 7.5.

                  b. The Borrower shall cause the Lender to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Lender, photocopies of the policies, shall be delivered to the Lender. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Lender may do so from the proceeds of Revolving Loans.

         7.6 INSURANCE AND CONDEMNATION PROCEEDS. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                  a. With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 3.8.

                  b. With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Lender shall permit or require the Borrower to use such proceeds to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, and (2) the Borrower first (i) provides the Lender with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Lender and (ii) demonstrates to the reasonable satisfaction of the Lender that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Lender shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 3.4(b).

         7.7 ENVIRONMENTAL LAWS.

                  a. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response.

                  b. In the event the Borrower is aware of any noncompliance with Environmental Law, the Borrower shall submit to the Lender annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each response to such environmental non-compliance or liability issue. The Lender may request copies of technical reports prepared by the Borrower and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. In the event of any alleged material noncompliance with Environmental Law, the Borrower shall, at the Lender's request and at the Borrower's expense, (i) retain an independent environmental engineer acceptable to the Lender to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                  c. In the event of any alleged material noncompliance with Environmental Law, the Lender and its representatives will have the right during regular business hours and upon reasonable advance notice to enter and visit the Real Estate and any other place where any property of the Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Lender is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Lender will be solely for the purposes of protecting the Lender's Liens and preserving the Lender's rights under the Loan Documents. No site visit, observation or testing by the Lender will result in a waiver of any default of the Borrower or impose any liability on the Lender. In no event will any site visit, observation or testing by the Lender be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any

Environmental Law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Lender. The Lender owes no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Lender may in its discretion disclose to the Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Lender. The Borrower understands and agrees that the Lender makes no warranty or representation to the Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower also understands that depending on the results of any site visit, observation or testing by the Lender and disclosed to the Borrower, the Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from the Lender. In each instance, the Lender will give the Borrower reasonable notice before entering the Real Estate or any other place the Lender is permitted to enter under this SECTION 7.7(c). The Lender will make reasonable efforts to avoid interfering with the Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

         7.8 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a non-exempt prohibited transaction or a material violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.9 MERGERS, CONSOLIDATIONS OR SALES. Neither the Borrowers nor any of their Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, EXCEPT (i) mergers and consolidations of a Loan Party into a Borrower or a Loan Party (other than a Borrower) into another Loan Party; PROVIDED that (a) no Default or Event of Default then exists or would result therefrom, and (b) the Borrowers and each Loan Party execute such amendments to the Loan Documents as the Lender may reasonably determine are appropriate as a result of such merger, (ii) for sales of Inventory in the ordinary course of its business (iii) for sales or other dispositions of Equipment by the Borrowers or any Loan Party in the ordinary course of business that are obsolete or no longer useable in their business with an orderly liquidation value not to exceed $250,000 in the aggregate for all Loan Parties in any Fiscal Year, (iv) for sales or other dispositions of Equipment in the ordinary course of business by any Subsidiary, other than a Loan Party, and (v) as permitted by SECTION 7.19.

         7.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any Restricted Investment; PROVIDED, however, (i) Meade may make ESOP contributions, (ii) the Borrower may acquire equity interest in Persons in exchange for services rendered by the Borrower in an amount not to exceed $250,000 during the term of this Agreement, (iii) the Borrower may make loans or advance money or property to, or invest in (by capital contribution or otherwise) Meade Instruments Europe GmbH & Co., KG, in an amount not to exceed $8,500,000 during the period from September 1 through November 30 of each year and not to exceed $4,500,000 at any other time, except that, during the months of January and February, such amount shall not exceed $2,500,000 at any time, (iv) the Borrower may sell Inventory to its Subsidiaries for fair value, subject, if applicable, to the maximum indebtedness limitations set forth in this SECTION 7.10(iii), (v) the Borrower may make loans or advance money or property to, or invest in (by capital contribution or otherwise) any Subsidiary acquired or organized after the Closing Date in an aggregate amount to all such Subsidiaries not to exceed $250,000 at any one time outstanding, (vi) the Borrower may make loans or advance money or property to, or invest in (by capital contribution or otherwise) MIM in an amount not to exceed $1,000,000 at any one time outstanding, and (vii) the Borrower may make Permitted Account Sales.

         7.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         7.12 GUARANTIES. Neither the Borrower nor any Loan Party shall make, issue, or become liable on any guaranty, except (i) a guaranty of the Obligations in favor of the Lender, (ii) an unsecured guaranty by the Borrower with respect to the German Credit Facility, and (iii) an unsecured guaranty by MIHC of the facility lease of MIM.

         7.13 DEBT. Neither the Borrower nor any Loan Party shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on
SCHEDULE 6.9; (c) Debt permitted by SECTIONS 7.10, 7.12 and 7.15; (d) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment PROVIDED that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $1,500,000 at any time; and (d) Debt evidencing a refunding, renewal or extension of the Debt described on SCHEDULE 6.9; PROVIDED that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Amendment Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the Borrower or the Lender than the original Debt.

         7.14 PREPAYMENT. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         7.15 TRANSACTIONS WITH AFFILIATES. Except as permitted by SECTION 7.10 and 7.12, neither the Borrower nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries, subject to the limitations set forth in SECTION 7.10, may engage in transactions with Affiliates in the ordinary course of business, on terms and amounts and with respect to activities consistent with past practices as have been disclosed to the Lender.

         7.16 INVESTMENT BANKING AND FINDER'S FEES. Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Lender against and hold it harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Lender in connection therewith.

         7.17 BUSINESS CONDUCTED. The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Amendment Date or which are contemplated by the business plans submitted by Meade to the Lender prior to the Amendment Date.

         7.18 LIENS. Neither the Borrower nor any Loan Party shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Amendment Date described in SCHEDULE 6.9 securing Debt described in SCHEDULE 6.9 and Liens securing Capital Leases and purchase money Debt permitted in SECTION 7.13.

         7.19 SALE AND LEASEBACK TRANSACTIONS. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

         7.20 NEW SUBSIDIARIES. The Borrowers shall notify the Lender prior to the organization or acquisition of any Subsidiary not existing on the Amendment Date, and such Subsidiary shall become a joining Borrower (a "Joining Borrower") or a joining Guarantor (a "Joining Guarantor") as the Lender may require in its sole and absolute discretion. Following the organization or acquisition of any new Subsidiary: (a) if such Subsidiary is required to be a Joining Borrower, the Subsidiary will execute a form of Joinder Agreement, a copy of which is attached hereto as EXHIBIT E, and will provide the Lender with all information requested by the Lender pertaining to such Joining Borrower's business and operations; (b) if such Subsidiary is required to be a Joining Guarantor, the Subsidiary will enter into the Guaranty and the Guarantor Security Agreement. Once the Lender has completed its audit of the Borrowers' operations, if the Lender, in its sole discretion, requires such an audit, a determination will be made regarding collateral eligibility with respect to such Joining Borrower or Joining Guarantor.

         7.21 FISCAL YEAR. Meade shall not change its Fiscal Year.

         7.22 FIXED CHARGE COVERAGE RATIO. Meade and its consolidated Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below of not less than the applicable ratio set forth below:

                                            Minimum Fixed
         Fiscal Quarter Ending              Charge Coverage Ratio
         ---------------------              ---------------------

         August 31, 2002                             .50 to 1.00

         November 30, 2002                           1.10 to 1.00

         February 28, 2003                           1.10 to 1.00

         May 31, 2003                                .75 to 1.00

         August 31, 2003                             1.10 to 1.00

         November 30, 2003                           1.20 to 1.00

         February 29, 2004 and each
         fiscal quarter ending thereafter            1.30 to 1.00

         7.23 ADJUSTED TANGIBLE NET WORTH. The Borrowers shall not permit the Adjusted Tangible Net Worth, determined for Meade and its consolidated Subsidiaries as of the last day of each fiscal quarter to be less than the amount set forth opposite each date below:

                                            Minimum Adjusted
         End of Fiscal Quarter              Tangible Net Worth
         ---------------------              ------------------

         August  31, 2002                   $38,000,000

         November 30, 2002                  $41,000,000

         February 28, 2003                  $41,000,000

         Each fiscal quarter ending
         after February 2003                $41,000,000 plus 50% of positive
                       Net Income following February 2003

         7.24 US EBITDA. Meade and its consolidated Subsidiaries will maintain US EBITDA for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below of not less than the applicable minimum US EBITDA set forth below:

         Fiscal Quarter Ending              Minimum Us Ebitda
         ---------------------              -----------------

         August 31, 2002                    $575,000

         November 30, 2002                  $3,000,000

         February 28, 2003                  $3,000,000

         May 31, 2003                       $2,125,000

         August 31, 2003                    $3,750,000

         November 30, 2003                  $4,700,000

         February 29, 2004 and
         each fiscal quarter
         ending thereafter                  $5,000,000

         7.25 WORKING CAPITAL ADJUSTMENT AVAILABILITY. As of the Working Capital Adjustment Date: (i) the Borrowers' Availability tested as of the Amendment Date after giving effect to the acquisition of Simmons and any Revolving Loans made on the Amendment Date, PLUS (ii) the Working Capital Reserve, MINUS (iii) the Working Capital Adjustment Payment, shall be equal to an amount not less than $4,000,000.

         7.26 USE OF PROCEEDS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.27 INTEREST RATE PROTECTION. The Borrower shall maintain Hedge Agreements on terms and conditions and in amounts reasonably acceptable to the Lender with the Bank or another financial institution reasonably acceptable to the Lender for the purpose of limiting the maximum interest rate payable by the Borrower with respect to the Term Loans. In addition, the Borrower shall promptly after notice of requirement from the Lender maintain Hedge Agreements on terms and conditions and in amounts reasonably acceptable to the Lender with the Bank or another financial institution reasonably acceptable to the Lender for the purpose of limiting the maximum interest rate payable by the Borrower with respect to the Revolving Loans.

         7.28 FURTHER ASSURANCES. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                    ARTICLE 8
                              CONDITIONS OF LENDING
                              ---------------------

         8.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE AMENDMENT DATE. The obligation of the Lender to make the Revolving Loans on the Amendment Date, and the obligation of the Lender to cause the Letter of Credit Issuer to issue any Letter of Credit on the Amendment Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                  a. This Agreement and the other Loan Documents shall have been executed by each party thereto and each Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Borrower before or on such Amendment Date.

                  b. The Lender shall have received evidence reasonably satisfactory to the Lender that the Simmons Transaction has closed concurrently with this Agreement.

                  c. All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                  d. No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Amendment Date.

                  e. The Lender shall have received evidence reasonably satisfactory to the Lender that Meade obtained, on or before the Amendment Date, equity from a third party in an amount greater than $6,700,000.

                  f. The Lender shall have received all of the following, each of which shall be originals unless otherwise specified or, where applicable, the context otherwise requires, each property executed by a Responsible Officer of each party thereto, each dated as of the Amendment Date and each in form and substance reasonably satisfactory to the Lender and its legal counsel:

                           (1) executed counterparts of this Agreement;

                           (2) the Security Agreement executed by the Borrowers;

                           (3) the Consent and Reaffirmation executed by MIEC
and MIHC;

                           (4) the MTSC Instrument of Joinder executed by MTSC;

                           (5) the MCH Instrument of Joinder executed by MCH;

                           (6) the Simmons Trademark Security Agreement executed
by Simmons;

                           (7) the Simmons Patent Security Agreement executed by
Simmons;

                           (8) the MTSC Pledge Agreement executed by MTSC,
together with certificates representing 100% of the capital stock of Simmons;

                           (9) with respect to Borrowers and the Guarantors,
such documentation as the Lender may reasonably require to establish the due organization, valid existence and good standing of each Borrower and each Guarantor, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf, INCLUDING, without limitation, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officer, and the like;

                           (10) evidence satisfactory to the Lender that the
Liens and security interest of the Lender in the Collateral have or will have been perfected and are of first priority (EXCEPT for Permitted Liens);

                           (11) a Certificate signed by a Responsible Officer of
Meade certifying that the conditions specified in SECTIONS 8.2(a)(1), (2) and
(3), have been satisfied;

                           (12) legal opinions from O'Melveny & Myers LLP and
the general counsel of each Borrower in form and substance satisfactory to the Lender, together with copies of all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied.

                  g. The Lender shall have received:

                           (1) Authorization from Simmons permitting the filing
of such financing statements as the Lender may deem necessary or desirable in order to perfect the Lender's Liens under the UCC; and

                           (2) duly executed UCC-3 Termination Statements and
such other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens.

                  h. The Borrowers shall have paid all fees and expenses of the Lender and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  i. As of the Amendment Date: (i) the Borrowers' Availability tested as of the Amendment Date, after giving effect to the acquisition of Simmons and any Revolving Loans made on the Amendment Date, PLUS (ii) the Working Capital Reserve, MINUS (iii) $2,500,000, reflecting the estimated Working Capital Adjustment Payment, shall be equal to an amount not less than $4,000,000.

                  j. The Lender shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Lender, of all insurance coverage as required by this Agreement.

                  k. The Lender shall have had an opportunity, if it so chooses, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Lender in all respects.

                  l. All proceedings taken in connection with the execution of this Agreement, the Term Loan Note, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender.

                  m. Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Lender (in form and substance reasonably satisfactory to the Lender), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Lender to the Borrowers prior to the Amendment Date.

         The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Amendment Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Lender of a certificate signed by a Responsible Officer of Meade, dated the Amendment Date, to such effect.

         8.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lender to make each Loan, including the initial Revolving Loans on the Amendment Date and the Term Loan, and the obligation of the Lender to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  a. The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in CLAUSES (i), (ii) and (iii) with the same effect as the delivery to the Lender of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (1) The representations and warranties contained in
this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Lender has been notified in writing by the Borrowers that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                           (2) No event has occurred and is continuing, or would
result from such extension of credit, which constitutes a Default or an Event of Default; and

                           (3) No event has occurred and is continuing, or would
result from such extension of credit, which has had or would have a Material Adverse Effect.

                  b. No such Borrowing shall exceed Availability.

                                    ARTICLE 9
                                DEFAULT; REMEDIES
                                -----------------

         9.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  a. any failure by the Borrowers to pay the principal of any of the Obligations when due, whether upon demand or otherwise, or any interest on the Obligations or fees or other amounts owing hereunder within five (5) days after becoming due;

                  b. any representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower or any of the Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any of its Subsidiaries at any time to the Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  c. (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2(l), 7.2, 7.9-7.27, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2 (other than 5.2(l) or 5.3 and such default shall continue for fifteen (15) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any of the Subsidiaries and the Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more;

                  d. any default shall occur with respect to any Debt (other than the Obligations) of any Borrower or any of the Subsidiaries in an outstanding principal amount which exceeds $250,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower or any of the Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  e. any Borrower or any of the Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  f. an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or any of the Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                  g. a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Meade or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Borrower or any action for dissolution is commenced against any Borrower and any such event described in this clause (g) shall continue and not have been dismissed or discharged within thirty (30) days;

                  h. Meade or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  i. all or any material part of the property of any Borrower or any of the Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  j. any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other obligor;

                  k. one or more judgments, orders, decrees or arbitration awards is entered against Meade or any of its Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of

$250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  l. any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  m. there is filed against Meade or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  n. for any reason other than the failure of the Lender to take any action available to it to maintain perfection of the Lender's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  o. (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $250,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $250,000;

                  p. there occurs a Change of Control; or

                  q. there occurs an event having a Material Adverse Effect.

         9.2 REMEDIES.

                  a. If a Default or an Event of Default exists, the Lender may, in its discretion, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Lender may, in its discretion, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTIONS 9.1(e), 9.1(f), or 9.1(h), the Agreement shall automatically and immediately terminate and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  b. If an Event of Default has occurred and is continuing: (i) the Lender shall have in addition to all other rights of the Lender, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrowers shall, upon the Lender's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and
(iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Borrower's address specified in or pursuant to SECTION 12.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to any Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Lender will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

                  c. If an Event of Default occurs, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

         10.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Lender shall retain all its rights and remedies hereunder (including the Lender's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11
                       AMENDMENTS; WAIVERS; PARTICIPATIONS
                       -----------------------------------

         11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         11.2 PARTICIPATIONS.

                  a. The Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "PARTICIPANT") participating interests in any Loans, the Commitment of the Lender and the other interests of the Lender hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the Lender shall not transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except with respect to (1) an increase or extension of the Commitment of Lender or (2) postponement or delay of any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lender hereunder or under any other Loan Document and (v) all amounts payable by the Borrowers hereunder shall be determined as if the Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  b. Notwithstanding any other provision in this Agreement, the Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                  MISCELLANEOUS
                                  -------------

         12.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between any Borrower and the Lender, or delay by the Lender in exercising the same, will operate as a waiver thereof. No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Lender on any occasion shall affect or diminish the Lender's rights thereafter to require strict performance by each of the Borrowers of any provision of this Agreement. The Lender may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Lender may have.

         12.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         12.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

                  a. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  b. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE
FOREGOING: (1) THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  c. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO MEADE AT ITS ADDRESS SET FORTH IN SECTION 12.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  d. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  e. Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lender which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in SECTION 12.3(f).

                  f. At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in SECTION 12.3(d) and
(e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

                  g. No provision of Sections (d) through (g) shall limit the right of the Lender to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         12.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 12.3(d), EACH OF THE BORROWERS AND THE LENDER IRREVOCABLY WAIVE THEIR RESPECTIVE

RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY LENDER-RELATED PERSON OR PARTICIPANT, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE BORROWERS AND THE LENDER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         12.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of each Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

         12.6 OTHER SECURITY AND GUARANTIES. The Lender, may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         12.7 FEES AND EXPENSES. Each Borrower agrees to pay to the Lender, for its benefit, on demand, all reasonable costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Lender's Liens (including costs and expenses paid or incurred by the Lender in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Lender plus the Lender's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Lender with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining

Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each of the Borrowers jointly agrees to pay reasonable costs and expenses incurred by the Lender (including Attorneys' Costs) to the Lender, on demand, paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in SECTION 3.7.

         12.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         If to the Lender:

                  Bank of America, N.A.
                  55 South Lake Avenue, Suite 900
                  Pasadena, CA 91101
                  Attention: Todd R. Eggertsen
                  Assistant Vice President
                  Telecopy No.: 626-397-1273

         If to the Borrowers:

                  Meade Instruments Corp.
                  6001 Oak Canyon
                  Irvine, CA 92618
                  Attention: Brent Christensen
                  Chief Financial Officer
                  Telecopy No.: 949-451-1460

         With a copy to:

                  Meade Instruments Corp.
                  6001 Oak Canyon
                  Irvine, CA 92618
                  Attention: General Counsel
                  Telecopy No.: 949-451-1460

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         12.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

         12.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by any Borrower without prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         12.11 INDEMNITY OF THE LENDER BY THE BORROWERS.

                  a. Each Borrower agrees to defend, indemnify and hold the Lender-Related Persons, and the Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  b. Each Borrower agrees to indemnify, defend and hold harmless the Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to such Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to Attorneys' Costs. The indemnity extends to the Lender, its parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         12.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY BORROWER OR OTHER PERSON AGAINST THE LENDER, OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT FOR ANY

SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         12.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrowers and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of the Lender.

         12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         12.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         12.16 RIGHT OF SETOFF. In addition to any rights and remedies of the Lender provided by law, if an Event of Default exists or the Loans have been accelerated, the Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Lender or any Affiliate of the Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         12.17 CONFIDENTIALITY. The Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Lender; PROVIDED, HOWEVER, that the Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of the Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Lender or its respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Lender's independent auditors, accountants, attorneys and other professional advisors on a confidential basis; (7) to any prospective Participant, actual or potential, provided that such prospective Participant agrees to keep such information confidential to the same extent required of the Lender hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party or is deemed party with the Lender, and (9) to its Affiliates on a confidential basis.

         12.18 JOINT AND SEVERAL LIABILITY. The Borrowers shall be liable for all amounts due to the Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

         Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower's obligations hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to each Borrower's Obligations arising as a result of the joint and several liability of such Borrower's obligations hereunder with respect to Loans or other extensions of credit made to any of the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Credit Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Lender to secure payment of the Obligations or any other liability of the Borrowers to the Lender.

         Upon any Event of Default, the Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

         12.19 CONTRIBUTION AND INDEMNIFICATION AMONG THE BORROWERS. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code,
Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or
Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

         12.20 AGENCY OF MEADE FOR EACH OTHER BORROWER. Each of the other Borrowers appoints Meade as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly, shall be valid and effective if given or taken only by Meade, whether or not any of the other Borrowers joins therein.

         12.21 AMENDMENT AND RESTATEMENT; WAIVERS OF CLAIMS. THIS AGREEMENT AMENDS, EXTENDS AND RESTATES IN ITS ENTIRETY THE ORIGINAL CREDIT AGREEMENT. THE EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH DOES NOT EXTINGUISH THE INDEBTEDNESS OUTSTANDING IN CONNECTION THEREWITH NOR DOES IT CONSTITUTE A NOVATION WITH RESPECT TO THE INDEBTEDNESS OUTSTANDING IN CONNECTION WITH THE ORIGINAL CREDIT AGREEMENT. THE BORROWERS HEREBY REPRESENT AND WARRANT THAT AS OF THE DATE OF THIS AGREEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO MEADE'S OBLIGATIONS UNDER THE ORIGINAL CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE BORROWERS WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AGREEMENT.

         12.22 CONFLICTS WITH OTHER LOAN DOCUMENTS. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                             "BORROWERS"


                             MEADE INSTRUMENTS CORP.
                             SIMMONS OUTDOOR CORPORATION



                              By: /S/ BRENT CHRISTENSEN
                                  ----------------------------------------------
                              Name:   Brent Christensen
                              Title:  Senior Vice President, Finance and Chief
                                      Financial Officer of each of the foregoing
                                      Borrowers

                              "LENDER"

                              BANK OF AMERICA, N.A.


                              By:      /S/ TODD R. EGGERTSEN
                                       -------------------------
                              Name:    Todd R. Eggertsen
                              Title:   Assistant Vice President

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

         Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

         "ACCOUNTS" means all of each Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "ACH TRANSACTIONS" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

         "ADJUSTED DILUTION PERCENTAGE" means the percentage determined by subtracting 7.5% from the Dilution Percentage and multiplying the remainder by
2. [For example, if the Dilution Percentage were 16%, the Adjusted Dilution Percentage would be 17% (16% - 7.5% = 8.5 x 2 = 17%)]

         "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period of the Borrowers, the Borrowers' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by any Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than a Subsidiary) in which any Borrower has a joint ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (e) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; and (f) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

         "ADJUSTED NET EARNINGS FROM US OPERATIONS" means, with respect to any fiscal period of the Borrowers, the Borrowers' net income on a non-consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by any Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which any Borrower has a joint ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (e) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; and (f) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

         "ADJUSTED TANGIBLE ASSETS" means the consolidated assets of the Borrowers and their Subsidiaries, except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) unamortized debt discount and expense; (d) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Amendment Date.

         "ADJUSTED TANGIBLE NET WORTH" means, at any date: (a) the book value at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Borrowers at such date prepared in accordance with GAAP; LESS (b) the amount at which the consolidated liabilities of the Borrowers and their Subsidiaries would be shown on such balance sheet.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGGREGATE REVOLVER OUTSTANDINGS" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "AGREEMENT" means the Amended and Restated Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

         "AMENDMENT DATE" means October 24, 2002.

         "ANNIVERSARY DATE" means each anniversary of the Amendment Date.

         "APPLICABLE MARGIN" means:

         (i) with respect to Base Rate Revolving Loans, and all other Obligations (other than LIBOR Loans), 0.50%; and

         (ii) with respect to LIBOR Revolving Loans, 2.75%; and

         (iii) with respect to LIBOR Term Loans, 3.5%.


         IF FIXED CHARGE
         COVERAGE RATIO                     PRICING LEVEL
         --------------                     -------------

         Greater than 1.50 to 1.00          Level I

         Greater than 1.25 to 1.00
         but equal to or less than
         1.50 to 1.00                       Level II

         Greater than 1.00 to 1.00
         but equal to or less than
         1.25 to 1.00                       Level III

         Greater than 0.75 to 1.00
         but equal to or less than
         1.00 to 1.00                       Level IV

         Equal to or less than
         0.75 to 1.00                       Level V


                               APPLICABLE MARGINS

                                   LEVEL I  LEVEL II  LEVEL III  LEVEL IV  LEVEL V
                                   -------  --------  ---------  --------  -------
         Base Rate RevolvingLoans   0.25%    0.50%      0.75%      1.25%    1.50%
         LIBOR Revolving Loans      2.50%    2.75%      3.00%      3.50%    Not Avail.
         Term Loans                 3.50%    3.50%      3.50%      3.50%    Not Avail.


         All adjustments in the Applicable Margins after February 28, 2002, shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month that occurs more than 5 days after the required date of delivery to the Lender of quarterly unaudited or annual draft audited (as applicable) Financial Statements evidencing the need for an adjustment. In the event the draft audited Financial Statements are subsequently determined to be in error, then any resulting change in the Applicable Margin shall be made retroactively to the date when the incorrect Applicable Margin was utilized. Concurrently with the delivery of those Financial Statements, Meade shall deliver to the Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         "ATK" means ATK Commercial Ammunition Company Inc., a Delaware corporation.

         "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Lender, including the reasonably allocated costs and expenses of internal legal services of the Lender.

         "AVAILABILITY" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, MINUS (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, MINUS (c) in each case, the Aggregate Revolver Outstandings.

         "BANK" means Bank of America, N.A., a national banking association, or any successor entity thereto.

         "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to the Borrowers by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

         "BANK PRODUCT RESERVES" means all reserves which the Lender from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.ss.101 ET SEQ.).

         "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "BASE RATE LOANS" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

         "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "BASE RATE TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

         "BLOCKED ACCOUNT AGREEMENT" means an agreement among the Borrowers, the Lender and a Clearing Bank, in form and substance reasonably satisfactory to the Lender, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "BORROWING" means a borrowing hereunder consisting of Revolving Loans or the Term Loan made on the same day by the Lender to any Borrower or the issuance of Letters of Credit hereunder.

         "BORROWING BASE" means, at any time, an amount equal to the following:



                  (a) the sum of:

                           (i) eighty-five percent (85%) of the Net Amount of
                               Eligible Accounts; provided, however, that the aggregate Revolving Loans advanced against Approved Foreign Accounts shall not exceed $2,000,000, PLUS

                           (ii) the lesser of:

                                    (A) $17,000,000, or

                                    (B) the sum of:

                                            (x)  the amount determined by
                                                 multiplying the Inventory
                                                 Advance Rate by the Net Value
                                                 of Eligible Inventory owned by
                                                 Meade, PLUS

                                            (y) the lesser of:

                                                     (I)  the amount determined
                                                          by multiplying the
                                                          Inventory Advance Rate
                                                          by the Net Value of
                                                          Eligible Inventory
                                                          owned by Borrowers
                                                          other than Meade, or

                                                     (II) the amount determined
                                                          by multiplying
                                                          eighty-five percent
                                                          (85%) by the Net
                                                          Orderly Liquidation
                                                          Value of the Eligible
                                                          Inventory owned by
                                                          Borrowers other than
                                                          Meade, MINUS

                   (b) Reserves from time to time established by the Lender in its reasonable credit judgment.

         "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of Meade, substantially in the form of EXHIBIT B (or another form acceptable to the Lender) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Lender. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Meade and certified to the Lender; provided, that the Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

         "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Pasadena, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to CLAUSE (A) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL EXPENDITURES" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

         "CAPITAL LEASE" means any lease of property by any Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

         "CHANGE OF CONTROL" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 30% or more of the outstanding Common Stock (other than transitory holdings by the underwriter in an underwritten public offering transaction), (b) Meade or any of its Subsidiaries consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Meade or its Subsidiaries, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 30% or more of the Common Stock or that the Persons who were the holders of Common Stock immediately prior to the transaction hold less than 51% of the common stock of the surviving corporation after the transaction, (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Meade or any of its Subsidiaries (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for re-election was previously so approved) cease for any reason to constitute a majority of the directors then in office or (d) a "change in control" as defined in any document governing Indebtedness of Meade or any of its Subsidiaries in excess of $1,000,000 which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof.

         "CHATTEL PAPER" means all of each Borrower's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "CLEARING BANK" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "CLOSING DATE" means September 24, 2001.

         "CLOSING FEE" has the meaning specified in SECTION 2.4.

         "CODE" means the Internal Revenue Code of 1986.

         "COLLATERAL" means all of each Borrowers' real and personal property and all other assets of any Person from time to time subject to Lender's Liens securing payment or performance of the Obligations.

         "COMMON STOCK" means the common stock of Meade.

         "CONSENT AND REAFFIRMATION" means that certain Consent and Reaffirmation Agreement dated as of the Amendment Date and executed in favor of the Lender by MIEC and MIHC.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "CONTINUATION/CONVERSION DATE" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

         "CREDIT SUPPORT" has the meaning specified in SECTION 1.4(A).

         "DATED ACCOUNTS" means Accounts which are otherwise Eligible Accounts, except that the sale of goods by any Borrower giving rise to such Accounts were made between July and November, with the latest possible payment due date for such goods being January 15 of the following year.

         "DEBT" means, without duplication, all liabilities, obligations and indebtedness of the Borrowers or any of them to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including, with respect to each Borrower: (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; and (d) all obligations and liabilities under Guaranties.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two (2%) percentage points per annum.

         "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Borrower.

         "DESIGNATED ACCOUNT" has the meaning specified in SECTION 1.2(c).

         "DILUTION ADJUSTMENT RESERVE" means, calculated as of the first day of each month, the greater of eighty-five percent (85%) of the Dilution Reserve or eighty-five percent (85%) of the Retail Clearing Reserve.

         "DILUTION PERCENTAGE" means the percent calculated as of the first day of each month and rounded up to the next whole percent and obtained by dividing
(i) the sum of all adjustments during the immediately preceding twelve months made to the Accounts to reflect correcting adjustments which consist of short pays or other disputed amounts, uncollectible items being transferred to the bad debt allowance account, reclassifications, other non-cash credits, allowances, discounts, write-offs or other offsets to the Accounts which the Lender, in its reasonable commercial discretion, deems appropriate to reduce the value of Accounts, by (ii) the total reductions to the Accounts in the immediately preceding twelve months (cash collections plus non-cash reductions).

         "DILUTION RESERVE" means, calculated as of the first day of each month, the amount determined by multiplying the Adjusted Dilution Percentage BY the Net Amount of Eligible Accounts then outstanding.

         "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

         "DOCUMENTS" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

         "EBITDA" means, with respect to the Borrowers, for any period, Adjusted Net Earnings from Operations, PLUS, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, provision for Federal, state, local and foreign income taxes, depreciation, amortization, and ESOP contributions.

         "ELIGIBLE ACCOUNTS" means the Accounts which the Lender in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Lender to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Lender in its sole discretion elects, include any Account:

         (a) which is more than 60 days past due if the invoice is due within 30 days of the invoice date;

         (b) which is more than 30 days past due if the invoice is due within 60 days of the invoice date;

         (c) which has a due date that is more than 90 days from invoice date;

         (d) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

         (e) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (f) which represents a progress billing (as hereinafter defined) or as to which a Borrower has extended the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

         (g) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

         (h) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under CLAUSE (a) or CLAUSE (b) above;

         (i) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Lender in its discretion or otherwise specifically approved by Lender ("Approved Foreign Accounts");

         (j) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

         (k) except as provided in CLAUSE (M) below, with respect to which either the perfection, enforceability, or validity of the Lender's Liens in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

         (l) owed by an Account Debtor to which any Borrower or any of the Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

         (m) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 ET seq.), and any other steps necessary to perfect the Lender's Liens therein, have been complied with to the Lender's satisfaction with respect to such Account;

         (n) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Lender determines that its Lien therein is not or cannot be perfected;

         (o) which represents a sale on a bill-and-hold, guaranteed sale, sale on approval, consignment, or other type sale for which a Borrower has the legal obligation to accept the return of the Goods in satisfaction of the obligation;

         (p) which is evidenced by a promissory note or other instrument or by chattel paper;

         (q) if the Lender believes, in the exercise of its reasonable credit judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (r) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

         (s) which arises out of a sale not made in the ordinary course of the Borrower's business;

         (t) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

         (u) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds ten percent (10%) ("Concentration Percentage") of the aggregate unpaid balance of all Accounts owed to any of the Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess; PROVIDED, HOWEVER, the Concentration Percentage shall be (i) twenty-five percent (25%) with respect to the following Account Debtors: Discovery Channel Stores, Sam's Club, Jerry's Sports Center, and Costco, and (ii) thirty-five percent (35%) with respect to Wal-Mart; and PROVIDED, FURTHER, HOWEVER, that the Concentration Percentage for Wal-Mart and Sam's Club on a combined basis shall not exceed forty-five (45%) percent;

         (v) which is not subject to a first priority and perfected security interest in favor of the Lender.

         If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "ELIGIBLE DATED ACCOUNTS" means Dated Accounts in an amount not greater than $10,000,000, provided that any Dated Account unpaid seven (7) days after its due date shall not be an Eligible Dated Account.

         "ELIGIBLE IN-TRANSIT INVENTORY" means In-Transit Inventory, in an amount not greater than $3,000,000, with respect to which the Lender is named as consignee on all bills of lading and other Documents; provided, however, that Simmons Inventory shall, for the sixty (60) calendar days following the Amendment Date, remain Eligible Inventory notwithstanding the failure of the Lender to be named as consignee on all bills of lading and other Documents therefor.

         "ELIGIBLE INVENTORY" means Inventory which the Lender, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Lender to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Lender in its sole discretion elects, include any Inventory:

         (a) that is not owned by any Borrower;

         (b) that is not subject to the Lender's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in CLAUSE (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Lender's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Lender to realize on or obtain the full benefit of the Collateral;

         (c) that does not consist of finished goods;

         (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

         (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

         (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers' business;

         (g) that is Slow Moving Inventory;

         (h) that is obsolete or returned or repossessed or used goods taken in trade;

         (i) that is located outside the United States of America;

         (j) that is located in a public warehouse or in possession of a bailee or in a facility leased by any Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Lender, if requested by the Lender, a subordination agreement in form and substance satisfactory to the Lender or if a Reserve for rents or storage charges has not been established for Inventory at that location;

         (k) that contains or bears any Proprietary Rights licensed to any Borrower by any Person, if the Lender is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and SECTION 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Borrower has not delivered to the Lender a consent or sublicense agreement from such licensor in form and substance acceptable to the Lender if requested;

         (l) that is Inventory placed on consignment.

         If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "EQUIPMENT" means all of the Borrowers' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of

ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

         "ESOP" means the Meade Instruments Corp. - Employee Stock Ownership
Plan.

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Lender.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTIONS 5.2 and 6.6 or any other financial statements required to be given to the Lender pursuant to this Agreement.

         "FINISHED GOODS BOOK RESERVE" means the reserve established on the books of the Borrowers pertaining to slow moving finished goods Inventory.

         "FISCAL YEAR" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of Meade will end on February 28, 2003.

         "FIXED ASSETS" means the Equipment and Real Estate of the Borrowers.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to any fiscal period of the Borrowers, the ratio of EBITDA to Fixed Charges.

         "FIXED CHARGES" means, with respect to Meade and its Subsidiaries on a consolidated basis, in any fiscal period, without duplication, interest expense, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, and income taxes as noted on the Borrowers' consolidated income statement but only to the extent that such taxes are positive.

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Amendment Date.
         "GENERAL INTANGIBLES" means all of each Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Borrower.

         "GERMAN CREDIT FACILITY" means that certain credit facility in the amount of DM 10,000,000 to Meade Instruments Europe GmbH & Co., KG, a subsidiary of MIEC, provided by Borkener Volksbank eG.

         "GOODS" means all "goods" as defined in the UCC, now owned or hereafter acquired by any Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTOR SECURITY AGREEMENT" means the security agreement executed and delivered on the Closing Date by each of the Guarantors, as amended from time to time.

         "GUARANTORS" means, collectively, MIEC, MIHC, MTSC, MCH and any other Person which is or hereafter becomes a wholly-owned Subsidiary of any Borrower and is incorporated in one of the States of the United States.

         "GUARANTY" means the continuing guaranty of the Obligations executed and delivered on the Closing Date by each of the Guarantors, as amended from time to time.

         "HEDGE AGREEMENT" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "INSTRUMENTS" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Borrower.

         "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three months thereafter as selected by any Borrower in its Notice of Borrowing, in the form attached hereto as EXHIBIT C, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT D, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

         "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 2.1.

         "IN-TRANSIT INVENTORY" means finished goods that would qualify as Eligible Inventory, EXCEPT that such finished goods are in the process of being shipped from Asia to the United States of America and are thus not in the United States of America.

         "INVENTORY" means all of each Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

         "INVENTORY ADVANCE RATE" means fifty-five percent (55%); PROVIDED, HOWEVER, during the period from June 1 through September 30 of each year, the Inventory Advance Rate means sixty percent (60%).

         "INVESTMENT PROPERTY" means all of each Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "LATEST PROJECTIONS" means: (a) on the Amendment Date and thereafter until the Lender receives new projections pursuant to SECTION 5.2(f), the projections of the Borrower's financial condition, results of operations, and cash flows, for the period commencing on September 1, 2002 and ending on February 28, 2003 and delivered to the Lender prior to the Amendment Date; and
(b) thereafter, the projections most recently received by the Lender pursuant to
SECTION 5.2(f).

         "LENDER" means the Bank, solely in its capacity as a lender.

         "LENDER'S LIENS" means the Liens in the Collateral granted to the Lender, for the benefit of the Lender and Bank pursuant to this Agreement and the other Loan Documents.

         "LENDER-RELATED PERSONS" means the Lender, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Lender and such Affiliates.

         "LETTER OF CREDIT" has the meaning specified in SECTION 1.4(a).

         "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.6.

         "LETTER OF CREDIT ISSUER" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

         "LETTER-OF-CREDIT RIGHTS" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired any Borrower, including rights to payment or performance under a letter of credit, whether or not such Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

         "LETTER OF CREDIT SUBFACILITY" means $5,000,000.

         "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

         LIBOR Rate  =              OFFSHORE BASE RATE
                           ----------------------------------------------
                                   1.00 - Eurodollar Reserve Percentage

         "LIBOR RATE LOANS" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

         "LIBOR REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "LIBOR TERM LOAN" means any portion of a Term Loan during any period in which it bears interest based on the LIBOR Rate.

         "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of the assets, or the proceeds therefrom, prior to the general creditors of such Person; and (c) any contingent or other agreement to provide any of the foregoing.

         "LOAN ACCOUNT" means the loan account of the Borrowers, which account shall be maintained by the Lender.

         "LOAN DOCUMENTS" means this Agreement, the Term Loan Note, the Trademark Security Agreements, the Pledge Agreement, the Security Agreement, the Guaranty, the Guarantor Security Agreement, the Patent Security Agreement, the Consent and Reaffirmation, the MTSC Instrument of Joinder, the MCH Instrument of Joinder, the Simmons Trademark Security Agreement, the Simmons Patent Security Agreement, the MTSC Pledge Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

         "LOAN PARTIES" means, collectively, Meade, Simmons, each other Borrower and each Guarantor.

         "LOANS" means, collectively, all loans and advances provided for in
ARTICLE 1.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Meade and the other Borrowers and Guarantors, taken on a whole, or the Collateral; (b) a material impairment of the ability of the Borrowers or any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Meade and the other Borrowers of any Loan Document to which it is a party.

         "MAXIMUM REVOLVER AMOUNT" means $34,000,000.

         "MEADE" means Meade Instruments Corp., a Delaware corporation.

         "MCH" means MC Holdings, Inc., a California Corporation

         "MCH INSTRUMENT OF JOINDER" means that certain Instrument of Joinder executed and delivered to the Lender on the Amendment Date by MCH, as amended from time to time.

         "MIEC" means Meade Instruments Europe Corp., a California corporation.

         "MIFS" means Meade Instruments Foreign Sales Corporation Limited, a Jamaican corporation.

         "MIHC" means Meade Instruments Holding Corp., a California corporation.

         "MIM" means Meade Instruments Mexico, S. de R.L. de C.V., a Mexican limited liability company.

         "MTSC" means MTSC Holdings, Inc., a California corporation.

         "MTSC INSTRUMENT OF JOINDER" means that certain Instrument of Joinder executed and delivered to the Lender on the Amendment Date by MTSC, as amended from time to time.

         "MTSC PLEDGE AGREEMENT" means a Pledge Agreement dated as of the Amendment Date executed by the MTSC in favor of the Lender, as amended from time to time.

         "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrowers or any ERISA Affiliate.

         "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount, without duplication, of Eligible Accounts and Eligible Dated Accounts, LESS sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "NET INCOME" means, with respect to any fiscal period of the Borrowers, the Borrowers' net income on a consolidated basis as determined in accordance with GAAP and reported on the Financial Statements for such period.

         "NET ORDERLY LIQUIDATION VALUE" means, for any particular item, the value, net of all customary costs attendant to the sale, based on an orderly liquidation sale assigned by an appraiser, who is acceptable to the Lender in its reasonable discretion.

         "NET VALUE OF ELIGIBLE INVENTORY" means, without duplication, Eligible Inventory and Eligible In Transit Inventory valued at the lower of cost (on a first-in, first-out basis) or market LESS the Unallocated Cost Reduction Amount.

         "NOTICE OF BORROWING" has the meaning specified in SECTION 1.2(B).

         "NOTICE OF CONTINUATION/CONVERSION" has the meaning specified in
SECTION 2.2(b).

         "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "OFFSHORE BASE RATE" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Lender as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "ORIGINAL CREDIT AGREEMENT" means the credit agreement dated as of the Closing Date and executed by Meade in favor of the Lender, as amended from time to time.

         "ORIGINAL SECURITY AGREEMENT" means the security agreement dated as of the Closing Date and executed by Meade in favor of the Lender, as amended from time to time.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "PARTICIPANT" means any Person who shall have been granted the right by the Lender to participate in the financing provided by the Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

         "PATENT SECURITY AGREEMENT" means the Patent Security Agreement executed on the Closing Date by Meade in favor of Lender, as amended from time to time.

         "PAYMENT ACCOUNT" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Lender or Meade, as the Lender may determine, on terms acceptable to the Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Lender which have not yet been advanced.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

         "PERMITTED ACCOUNT SALES" means a sale of Accounts by any Borrower to factors following a request by such Borrower to Lender to make such a sale and the consent by Lender, in its sole discretion, to such sale.

         "PERMITTED LIENS" means:

         (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $250,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the relevant Borrower's books and records and a stay of enforcement of any such Lien is in effect;

         (b) the Lender's Liens;

         (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

         (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $250,000 in the aggregate;

         (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrowers' business;

         (f) any attachment or judgment Lien not constituting an Event of Default under SECTION 9.1(k);

         (g) leases, subleases or licenses granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the relevant Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

         (h) Liens arising from filing UCC financing statements relating solely to property which is the subject of leases or purchase money Debt permitted by this Agreement;

         (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (j) Liens arising from any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property.

         "PERMITTED UNALLOCATED COSTS" means the amount determined by multiplying three-percent (3%) by the gross value of the Borrowers' Inventory based on the books of the Borrowers.

         "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "PLEDGE AGREEMENT" means a Pledge Agreement dated as of the Closing Date executed by the Meade in favor of the Lender, as amended from time to time.

         "PROPRIETARY RIGHTS" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on SCHEDULE 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "REAL ESTATE" means all of any Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the relevant Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESERVES" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Lender from time to time in Lender's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Lender's credit judgment: (a) Bank Product Reserves; (b) a reserve for accrued, unpaid interest on the Obligations; (c) reserves for rent at leased locations subject to statutory or contractual landlord liens; (d) the Slow Moving Reserve; (e) the Dilution Adjustment Reserve; (f) warehousemen's or bailees' charges; and (g) the Working Capital Reserve.

         "RESPONSIBLE OFFICER" means the chief executive officer or the president of each Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of Meade, or any other officer having substantially the same authority and responsibility.

         "RESTRICTED INVESTMENT" means, as to any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business; (b) acquisitions of Inventory in the ordinary course of business; (c) acquisitions of current assets acquired in the ordinary course of business; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (g) Hedge Agreements.

         "RETAIL CLEARING RESERVE" means the reserve, calculated as of the end of each month, established on the books of each of the Borrowers which represents the respective Borrower's estimate of future returns.

         "REVOLVING LOANS" has the meaning specified in SECTION 1.2.

         "SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated as of the Amendment Date and executed by the Borrowers in favor of the Lender, as amended from time to time.

         "SIMMONS" means Simmons Outdoor Corporation, a Delaware corporation.

         "SIMMONS PATENT SECURITY AGREEMENT" means the Simmons Patent Security Agreement executed on the Amendment Date by Simmons in favor of Lender, as amended from time to time.

         "SIMMONS TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement executed on the Amendment Date by Simmons in favor of Lender, as amended from time to time.

         "SIMMONS TRANSACTION" means the sale and purchase of Simmons contemplated by the Stock Purchase Agreement.

         "SLOW MOVING INVENTORY" means finished goods Inventory which is estimated to represent more than a one-year supply.

         "SLOW MOVING RESERVE" means, calculated as of the first day of each month, the greater of (i) the Finished Goods Book Reserve, or (ii) the amount of Slow Moving Inventory.

         "SOFTWARE" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

         (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

         (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

         (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

         (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STATED TERMINATION DATE" means September 24, 2005.

         "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement by and among Alliant Techsystems Inc., ATK, Meade and MTSC.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "SUPPORTING OBLIGATIONS" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

         "TERM LOAN" has the meaning specified in SECTION 1.3(a).

         "TERM LOAN NOTE" has the meaning specified in SECTION 1.3(b).

         "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by any Borrower pursuant to SECTION 3.2 or by the Lender pursuant to SECTION 9.2, and
(iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "TOTAL FACILITY" has the meaning specified in SECTION 1.1.

         "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement of even date herewith executed on the Closing Date by Meade in favor of the Lender, as amended from time to time.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "UNALLOCATED COSTS" means the amount established by any Borrower on its books as unallocated overhead costs and which amount is not included in such Borrower's cost of Inventory.

         "UNALLOCATED COST REDUCTION AMOUNT" means the difference between (a) the aggregate Unallocated Costs of the Borrowers, if greater, and (b) the Permitted Unallocated Costs, but in no event greater than $2,000,000.

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNRELATED PERSON" means any Person OTHER THAN (A) those Persons holding equity ownership of 5% or more of any Borrower as of the Amendment Date,
(B) any Borrower or any of its Subsidiaries or (C) the ESOP or any other employee stock ownership plan or other tangible benefit plan covering the employees of any Borrower and its Subsidiaries.

         "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $5,000,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit PLUS, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "UNUSED LINE FEE" has the meaning specified in SECTION 2.5.

         "US EBITDA" means, with respect to any fiscal period of the Borrowers, the Borrowers' aggregate Adjusted Net Earnings from US Operations, PLUS, to the extent deducted in the determination of Adjusted Net Earnings from US Operations for that fiscal period, interest expenses, provision for federal, state, local and foreign income taxes, depreciation, amortization, and ESOP contributions for each of the Borrowers.

         "WORKING CAPITAL ADJUSTMENT DATE" means the day on which the Working Capital Adjustment Payment is made pursuant to the terms of the Simmons Transaction.

         "WORKING CAPITAL ADJUSTMENT PAYMENT" means a payment made as an adjustment to the purchase price paid by MTSC to ATK for the acquisition of Simmons. Such adjustment shall be calculated based upon the difference between the Closing Date Net Working Capital Value and the Initial Net Working Capital Value (as such terms are defined in the Stock Purchase Agreement)

         "WORKING CAPITAL RESERVE" means $4,000,000 until such time that the Working Capital Adjustment Payment is paid in full, and $0 thereafter.

         ACCOUNTING TERMS. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iv) The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

         (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) For purposes of SECTION 9.1, a breach of a financial covenant contained in ARTICLE 7 shall be deemed to have occurred as of any date of determination thereof by the Lender or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Lender.

         (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers, the Guarantors and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------


Exhibit A:                 Form of Term Loan Note
Exhibit B:                 Form of Borrowing Base Certificate
Exhibit C:                 Notice of Borrowing
Exhibit D:                 Notice of Continuation/Conversion

Schedule 6.3:              Qualification as Foreign Corporation
Schedule 6.4:              Corporate Name
Schedule 6.5:              Subsidiaries
Schedule 6.7:              Capitalization
Schedule 6.9:              Obligations and Debts
Schedule 6.11:             Real Estate Leases
Schedule 6.12:             Proprietary Rights
Schedule 6.13:             Tradenames
Schedule 6.14:             Pending Claims
Schedule 6.15:             Labor Disputes
Schedule 6.16:             Environmental Disclosures
Schedule 6.26:             Bank Accounts